UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report November 7, 2003

Commission File Number 000-27261

CH2M HILL Companies, Ltd.
(Exact name of registrant as specified in its charter)

Oregon	93-0549963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9191 South Jamaica Street, Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900
(Registrant’s telephone number, including area code)

Item 5.  Other Events.

New Price for Common Stock and Trade Date Established.

On November 7, 2003, the Board of Directors established the price of the CH2M HILL common stock at $11.88 per share.  This price is a 1.3% decrease over the price of CH2M HILL common stock that was set by the CH2M HILL Board of Directors on August 8, 2003.  For an explanation of CH2M HILL’s historical financial performance, see CH2M HILL’s financial information included in CH2M HILL’s public filings with the United States Securities and Exchange Commission which may be accessed on the Commission’s web site located at http://www.sec.gov.

The next trade date on CH2M HILL’s internal market is December 5, 2003.  Those eligible participants who wish to buy or sell CH2M HILL common stock on this trade date will need to notify our broker, Neidiger, Tucker and Bruner, Inc. (“NTB”), no later than November 28, 2003.  All eligible participants will receive detailed information about the trade date and how to participate directly from NTB.

The price of the CH2M HILL common stock is established by the Board of Directors pursuant to the following valuation methodology:

Share Price = [(7.8 x M x P) + (SE)]/CS

The following table sets forth information concerning the various factors and values used by the Board of Directors to determine the new stock price.  For an explanation of the factors and values used by the CH2M HILL Board of Directors in setting the price of the common stock, see the section titled “ INTERNAL MARKET INFORMATION – Stock Price Determined by Board of Directors” in our prospectus dated August 24, 2001 which you can find at http://www.sec.gov or receive from CH2M HILL by calling (303) 771-0900.

Effective Date	Price Per Share	M(1)	P(2)	SE(3)	CS(4)

(in thousands)

(in thousands)

(in thousands)

November 7, 2003

$

11.88

1.0

$

24,470

$

208,983

33,671

The factors and values in the table above are defined as follows:

(1)                                  “M” is the market factor, which is subjectively determined in the sole discretion of the Board of Directors.  In determining the market factor, the Board of Directors takes into account numerous factors further described in our prospectus in determining the fair market value of the common stock.

(2)                                  “P” is profit after tax, otherwise referred to as net income, for the four fiscal quarters immediately preceding the trade date.  For purposes of setting the price of common stock, in the fourth quarter of 2002, the Board excluded from the “P” parameter $6.7 million of profit, net of incentive accruals and related tax expenses, as discussed in detail in the Form 8-K filed on February 14, 2003.  This exclusion is still reflected in this quarter’s “P” parameter, because “P” reflects profit after tax for four fiscal quarters immediately preceding a trade date.

(3)                                  “SE” is total shareholders’ equity, which includes intangible items, as set forth on CH2M HILL’s quarterly or annual financial statements for the relevant period.  For purposes of setting the price of the common stock, in the fourth quarter of 2002  the Board excluded from the “SE” parameter a non-cash reduction in shareholders’ equity for a minimum pension liability adjustment in the amount of $14.7 million, net of tax, as discussed in detail in the Form 8-K filed on February 14, 2003. This exclusion will continue to be reflected in the “SE” parameter on a going forward basis.  We anticipate that any future changes in the minimum pension liability adjustment and corresponding “SE” exclusions will be disclosed at the time they occur.

(4)                                  “CS” is the weighted average number of shares of common stock outstanding during the four fiscal quarters immediately preceding the trade date, calculated on a fully diluted basis.  By comparison, the year to date weighted average number of shares of common stock as reflected in the diluted earnings per share calculation in CH2M HILL’s financial statements is 32,115,600.

Historical Prices for CH2M HILL Common Stock

The prices for CH2M HILL common stock for the past three years have been:

Effective Date	Price Per Share	Percentage Price Increase
November 10, 2000	8.40	9.9%
February 16, 2001	9.75	16.1%
May 10, 2001	10.10	3.6%
August 10, 2001	10.51	4.1%
November 9, 2001	10.90	3.7%
February 15, 2002	11.21	2.8%
May 9, 2002	11.23	0.2%
August 9, 2002	11.53	2.7%
November 8, 2002	11.58	0.4%
February 14, 2003	11.89	2.7%
May 8, 2003	11.94	0.4%
August 8, 2003	12.03	0.7%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: November 7, 2003	By:	/s/ Samuel H. Iapalucci
Samuel H. Iapalucci

	Its:	Executive Vice President and Chief Financial Officer